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                                                                    EXHIBIT 23.5

                         [LETTERHEAD OF DIXON ODOM PLLC]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Centennial Bank
Southern Pines, North Carolina

We consent to the inclusion in this registration statement of Crescent Financial Corporation on Form S-4 of our report dated January 31, 2003, on our audits of the financial statements of Centennial Bank for the years ended December 31, 2002 and 2001. We also consent to the references to our firm under the caption "Experts."

/s/ Dixon Odom PLLC

Sanford, North Carolina
May 1, 2003